UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

NewAge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2021, NewAge, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), dated as of August 20, 2021, by and among the Company, Morinda Holdings, Inc. (“Morinda Holdings”), Morinda, Inc. (“Morinda”), Tropical Resources, Inc. (“Tropical” and together with the Company, Morinda Holdings and Morinda, the “Sellers”) and TCI Co., Ltd. (“TCI”). Morinda Holdings, Morinda and Tropical are direct or indirect wholly-owned subsidiaries of the Company.

Pursuant to the Agreement, the Sellers are (i) selling certain manufacturing equipment (the “Purchased Equipment”) used by Tropical located at the Sellers’ leased facility in American Fork, Utah (the “Facility”) to TCI for $3.5 million (the “Purchase Price”) and a share of the revenue going forward for five years, (ii) transferring the Facility lease to TCI, and (iii) engaging TCI to manufacture products currently manufactured by Tropical at the Facility. The closing is expected to occur on or about October 1, 2021 (the “Closing Date”). Half of the Purchase Price for the Purchased Equipment will be paid by TCI within 10 business days of the Closing Date and the other half of the Purchase Price will be paid by TCI within three business days after completion of a Transition Services Agreement, to be entered into by the Sellers and TCI. The Sellers are entitled to semi-annual royalty payments from TCI equal to three percent (3%) of net sales revenue, which is the net amount of purchase orders received by TCI from Seller entities after the Closing Date and ending on the fifth anniversary of the Closing Date.

Prior to the Closing Date, the Sellers shall use best efforts to transfer the business relationships of its existing clients to TCI. After the Closing Date, TCI agrees to manufacture the Sellers’ products that have been manufactured at the Facility and the parties agree to cooperate in good faith and use commercially reasonable efforts to reduce the costs of the Sellers’ products manufactured by TCI.

Under the Agreement, the Sellers have agreed to (a) a customary non-competition provision preventing the Sellers from engaging in the manufacture of beverages in the United States for two years commencing on the Closing Date (the “Restricted Period”), and (b) a customary non-solicitation provision preventing the Sellers from soliciting TCI employees during the Restricted Period. The Agreement also contains customary representations, warranties, covenants and indemnities by the parties and customary termination provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: August 26, 2021	By:	/s/ Brent D. Willis
Brent D. Willis Chief Executive Officer